ï»¿M E M O R A N D U M
DATE:  March 2, 2012
TO: The Board of Trustees (the “Board”) of the AXA Premier VIP Trust
(the “Trust”)
FROM:  Joseph Paolo
Chief Compliance Officer
SUBJECT:    Rule 10f-3, Rule 17e-1, Rule 17a-7 and Rule 206(3)-
2 Transactions
Rule 10f-3
Rule 10f-3 of the Investment Company Act of 1940, as amended (the “1940 Act”)
 allows a
portfolio to purchase securities in an offering in which an affiliated underwriter participates.The
Board has adopted procedures designed to oversee compliance with this rule.
 Pursuant to the
procedures, the Board must review any such transactions and approve that the transactions were
performed in accordance with the adopted procedures.
The following portfolios had reportable Rule 10f-3 transactions for the quarter ended December
31, 2011.
AXA Premier VIP Trust
Adviser                               Portfolio
BlackRock Financial Management, Inc.  Multimanager Core Bond PortfoliO
Legg Mason Capital Management, Inc.   Multimanager Aggressive Equity Portfolio
SSgA Funds Management, Inc.           Multimanager Core Bond Portfolio
Multimanager Multi-Sector Bond Portfolio
T. Rowe Price Associates, Inc.        Multimanager Aggressive Equity Portfolio
Based on reports filed by the Advisers under the Trusts Rule 10f-3 Procedures, all transactions
were executed in accordance with the adopted procedures.
All other Advisers of the Trust have confirmed that there were no such transactions with respect
to any of the portfolios of the Trust, which they advised during the quarter ended December 31,
2011.
#358985

Rule 17e-1
Rule 17e-1 of the 1940 Act permits a portfolio to execute transactions through an affiliated
broker-dealer if certain conditions are met.  The Board has adopted procedures designed to
oversee compliance with these conditions.  Pursuant to the procedures, the Board must review
any such transactions and approve that the transactions were performed in accordance with the
adopted procedures.
The following portfolios had reportable Rule 17e-1 transactions for the quarter ended December
31, 2011.
AXA Premier VIP Trust
Adviser                               Portfolio
AllianceBernstein L.P.                Multimanager Large Cap Value Portfolio
Franklin Advisers, Inc.               Multimanager Mid Cap Growth Portfolio
Institutional Capital LLC             Multimanager Large Cap Value Portfolio
Morgan Stanley Investment
Management Inc.                        Multimanager Small Cap Growth Portfolio
Thornburg Investment Management, Inc. Multimanager Large Cap Core Equity Portfolio
T. Rowe Price Associates, Inc.         Multimanager Aggressive Equity Portfolio
Wellington Management Company, LLP     Multimanager Mid Cap Growth Portfolio
Multimanager Technology Portfolio
Westfield Capital Management Company, L.P.Multimanager Aggressive Equity Portfolio
Based on reports filed by the Advisers under the Trusts Rule 17e-1 Procedures, all transactions
were executed in accordance with the adopted procedures.
All other Advisers of the Trust have confirmed that there were no such transactions with respect
to any of the portfolios of the Trust, which they advised during the quarter ended
December 31,
2011.
Rule 17a-7
Rule 17a-7 of the 1940 Act allows for transactions between affiliated investment companies
provided that specific conditions are met.  The Board has adopted procedures designed to oversee
compliance with this rule.  Pursuant to the procedures, the Board must review any such
transactions and approve that the transactions were performed in accordance with the adopted
procedures.
The following portfolios had reportable Rule 17a-7 transactions for the quarter ended December
31, 2011.
#358985

AXA Premier VIP Trust
Adviser                               Portfolio
BlackRock Investment Management, LLC  Multimanager International Equity Portfolio
                                      Multimanager Mid Cap Growth Portfolio
                                      Multimanager Mid Cap Value Portfolio
                                      Multimanager Small Cap Growth Portfolio
                                      Multimanager Small Cap Value Portfolio
Morgan Stanley Investment Management Inc.   Multimanager Small Cap Growth Portfolio
Based on reports filed by the Advisers under the Trusts Rule 17a-7 Procedures, all transactions
were executed in accordance with the procedures.
All the Advisers of the Trust have confirmed that there were no such transactions with respect to
any of the portfolios of the Trust, which they advised during the quarter ended
December 31,
2011.
Rule 206(3)-2 of the Investment Advisers Act of 1940 (“Advisers Act”) - Agency
Cross Trades
Rule 206(3)-2 of the Advisers Act allows an investment adviser to execute cross transactions in
the market between advisory accounts and brokerage clients of the advisers affiliated broker-
dealer, pursuant to certain conditions.  Each adviser has adopted relevant procedures designed to
monitor compliance with these conditions.  The Board is not required to review or approve these
transactions.  As a prudent measure, management is disclosing these transactions to the Board as
they involve affiliated transactions related to portfolios of the Trust.
The Advisers of the Trust have confirmed that there were no such transactions with respect to any
of the portfolios of the Trust, which they advised during the quarter ended
December 31, 2011.
#358985